EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT is by and between DENTAL/MEDICAL DIAONOSTIC SYSTEMS, INC., ("DMD") a corporation having a principal place of business in Westlake Village, California, and CHRYSALIS DENTAL, INC., ("CDI") a corporation having a principal place of business in Salt Lake City, Utah, and is effective as of the date first written below.

WHEREAS CDI has created new and improved tooth whitening products which can be utilized without a gingival dam for use in a dental office and a product for home use, ("New Products");

WHEREAS DMD is desirous of acquiring the exclusive worldwide rights to market, sell, distribute, make or have made said New Products; and

WHEREAS CDI has represented to DMD that said New Products are secret and proprietary to CDI and that patent protection is being sought for the inventions embodied in said New Products;

WHEREAS, the parties hereto have entered into a Letter of Intent in which the basic terms and conditions of this Agreement were decided upon and which conditioned this Agreement upon the satisfactory completion of a due diligence investigation;

THEREFORE the parties agree as follows:


I.        GRANT OF LICENSE AND RIGHT OF FIRST REFUSAL

          1.1 CDI hereby grants to DMD the exclusive worldwide license to make or have made, use, or sell said New Products under any and all applications for Letters Patent or Letters Patent maturing therefrom, including continuations, continuations-in-part, divisionals


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thereof, as well as any and all proprietary trade secret information, whether in the United States of America or in countries foreign to the United States of America.

          1.2 Any improvements of New Products made independently by CDI shall automatically be included in this Agreement and subject to the same royalty schedule set forth herein. Any improvements sought or suggested by DMD shall be funded by DMD. CDI shall not, without the express consent and approval of DMD, develop new or related technology and market it competitive with the technology licensed herein. CDI may, however, in its discretion, conduct ongoing research and development. CDI hereby grants DMD a right of first refusal to license the new or related technology. For any such competitive technology, DMD, in its absolute discretion, may exercise such right of first refusal and determine not to use, sell, make, market, or seek intellectual property protection for such technology during the period that DMD enjoys the exclusive rights granted herein.

          1.3 In the event that CDI develops an Improvement and DMD determines not to exploit the Improvement, although CDI shall be entitled to file for, receive, and maintain Letters Patent covering such improvement.

          1.4 In the event that CDI elects not to file any patent application covering any of its Improvements in or outside the Licensed Territory, then CDI shall in good time inform DMD to this effect and DMD shall be entitled to receive the full and active cooperation of CDI and file for, receive, and maintain, in its own name, Letters Patent covering such Improvement.

          1.5 DMD shall be responsible to ensure that appropriate patent and trademark notices, numbers and/or registrations be prominently placed on appropriate product, product packaging, product literature and any other materials associated with the products manufactured under this agreement.


II.       COMPENSATION AND PAYMENT

          2.1 As and for compensation for the license granted herein, DMD will grant to CDI:


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               a. CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION shares of the common stock of DMD;

               b. An advance against royalties of $CONFIDENTIAL INFORMATION
                  OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION;

               c. An annual minimum royalty of $CONFIDENTIAL INFORMATION
                  OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION; and

               d. An earned royalty of CONFIDENTIAL INFORMATION OMITTED AND
                  FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% on the net sales of the New Products; Subject to the terms and conditions set forth below. If, however, five years from the date of the Agreement have elapsed and no Letters Patent have issued covering the New Products and no application for Letters Patent is then pending, the royalty rate will drop to CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION%.

          2.2 DMD shall transmit the CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION shares to CDI in the form of an unregistered certificate upon DMD's acceptance of this Agreement. DMD will take all appropriate steps to register the shares with or at the time of DMD's 1998 Annual Statement.

          2.3 DMD shall pay CDI $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION a nonrefundable advance at the time of execution of this Agreement and the balance of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION upon acceptance of the Agreement by DMD.

          2.4 The minimum annual royalty for the first year shall extend over a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) months but not past December 31, 1999, commencing on the date that DMD first ships New Products to a non-affiliated purchaser and shall be paid CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION days after the close of the first quarter following said first shipment. Thereafter, the minimum royalty shall be payable in quarterly installments, due and payable CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION days after the close of each quarter.

          2.5 Minimum royalties shall be credited against earned royalties and, to the extent that earned royalties in any quarter fail to exceed the minimum, any shortfall shall be carried over into succeeding quarter so that earned royalties in any quarter shall be reduced by any carried forward shortfall. Earned royalties in excess of the quarterly minimum shall be credited against future minimums.

          2.6 Earned royalties are due and payable within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) days after the close of each quarter after the advance or minimum royalty of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION has been recouped.

          2.7 "Net sales" for the purposes of computing earned royalties shall be equal to gross sales less freight, taxes, discounts actually taken, returns and credits.


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          2.8 Payment of royalties shall be in United States dollars.


III.      EXPORTING

          3.1 DMD shall be responsible for compliance with all export and import regulation and payment of any related taxes of any government or governing body related to DMD's manufacture, marketing, sales and distribution of product under this Agreement. In order for CDI to comply with the export regulations of the US Department of Commerce and to facilitate the exchange of know-how and other information pursuant to this Agreement, DMD hereby gives its assurance to CDI that DMD will not knowingly, unless prior authorization is obtained from CDI and the US Office of Export Control, re-export directly or indirectly any technical data received from CDI under this Agreement, and will not export directly the product of such technical data to any countries as said countries may be listed, from time to time, by the US Government and agencies thereof.


IV.       TERM AND TERMINATION

          4.1 This Agreement is conditioned upon the acceptance by DMD, after a due diligence investigation of no more than seven working days (7) days from the execution of this Agreement, of the adequacy of any pending applications for Letters Patent and specific approval thereof as well as a review of the clinical trial material and experimental data, if requested.

          4.2 The initial term of this Agreement shall be twenty years. DMD, upon ninety (90) days notice, shall have the option to renew this agreement for an additional term.

          4.3 After December 31, 2000, should DMD fail to pay any installment of the minimum royalty when due, DMD shall have the option to convert the exclusive license granted herein into a non-exclusive license to license to make or have made, use, or sell said New Products for an earned royalty, only and shall be excused of any further obligation of a minimum royalty.


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V.        CONSULTING OBLIGATIONS OF DR. ANDERSON

          5.1 The principal investigator and primary inventor of the New Products is Dr. Alan H. Anderson ("AHA"), who is also principal in CDI. 5.2 AHA shall make himself available for consultation and promotion on reasonable notice. DMD shall compensate AHA at his customary and usual rate and shall pay all reasonable costs and expenses in connection therewith.


VI.       RECORD KEEPING AND AUDITS

          6.1 DMD shall maintain books and records adequate to verify royalties earned hereunder. Within thirty days after the close of each quarter, (except for the first quarter) DMD shall submit a report certified by an officer setting forth the net sales for the quarter and the royalty due. Such report shall be accompanied by a payment (if any) of earned royalties due and owing and a payment of the minimum quarterly royalty for the following quarter.

          6.2 CDI shall have the right to audit DMD's books and records to verify the accuracy of the reports through a qualified representative at the expense of CDI. Such audit may be conducted no more often than once yearly on reasonable notice. In the event that the audit determines a discrepancy in favor of CDI in an amount greater than 10% of the amount reported, the discrepancy shall be paid within 30 days and the cost of the audit shall be borne by DMD.


VII.      DISPUTES

          7.1 All disputes shall be referred to a forum of alternative dispute resolution including, but not limited to arbitration under the Code of Civil Procedure of the State of California. The laws of the State of California shall be applied and jurisdiction of shall be limited to the State of California.

          7.2 In the event of an accusation of breach, the party accused of breach shall be informed in writing of the circumstances considered to be a breach and such accused party


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shall have forty-five days within which to cure or propose an acceptable plan to cure. No action to enforce this Agreement shall be taken until after such period has elapsed.

          7.3 In the event of breach of the terms of this Agreement, other than the obligation to pay minimum royalties after December 31, 2000, or a failure to cure or propose an acceptable plan after an accusation of breach, CDI may terminate this license with sixty (60) days written notice.

VIII.     NOTICE

          8.1 All notices required to be given shall be sent by facsimile or E-mail with a written confirmation by first class certified mail, return receipt requested. Notice shall be deemed given when the transmission of the facsimile or E-mail is confirmed. The notices shall be sent to:

               CDI: Dr. Alan H. Anderson
               CHRYSALIS DENTAL, INC.
               11322 South O'Henry Road
               Sandy, UT 84070 Facsimile: (801)
               523-8967 E-mail: annde76501@aol.com

With a copy to:

               Todd Zenger, Esq.
               KIRTON & McCONKIE
               60   East    South
               Temple Street, Ste. 1800
               Salt Lake City, Utah 84111
               Facsimile: (801) 321-4893
               E-mail: tzenger@kmclaw.com

               DMD: Stephen F. Ross, CFO
               DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
               200 N. Westlake Blvd., #202
               Westlake Village, CA 91362
               Facsimile: (805) 374-2137
               E-mail: stever@dmdcorp.com


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With a copy to:

               MARVIN H. KLEINBERG
               KLEINBERG & LERNER, LLP
               2049 Century Park E. #1080
               Los Angeles, CA 90067
               Facsimile: (310) 557-1540
               E-mail: MHK@KL-IPLAW.COM


IX.       WARRANTIES AND REPRESENTATIONS

          9.1 To the best of CDI's knowledge, the making, using or selling of the New Products, if used in the manner taught by CDI's patent disclosure documents, does not infringe the known intellectual property rights of any third party. If DMD wishes to defend, CDI agrees to cooperate with DMD in the defense. If a license is required to permit DMD to continue to make, use or sell the New Products, any royalty that must be paid shall be deducted from the earned royalty otherwise due CDI, but in no event shall the royalty earned by CDI fall below CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%. To the extent possible, DMD will seek insurance coverage and will tender any defense to an insurer affording coverage.

          9.2 To the best of CDI's knowledge, the making, using or selling of the New Products, if used in the manner taught by CDI's patent disclosure documents, is safe and effective and does not cause lasting pain or damage to users. If DMD defends CDI, CDI agrees to cooperate with DMD in the defense. To the extent possible, DMD will obtain product liability insurance coverage including coverage of the New Products and will tender any defense to an insurer affording coverage.


X.        PATENT INFRINGEMENT BY OTHERS

          10.1 DMD shall have the initial exclusive right and option, at its expense, to institute infringement or other appropriate legal actions against alleged prospective or actual infringers under the patent laws of the relevant jurisdiction, and to retain all monetary recovery received therefrom. Any recovery of lost profits or lost sales less costs and expenses of litigation shall be deemed a part of Net Sales upon which an earned royalty is due and payable. Such


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earned royalty is to be paid to CDI within sixty (60) days of receipt of any monetary judgment payment.

          10.2 In the event DMD declines to institute infringement or other appropriate legal action against alleged prospective or actual infringers within ninety (90) days after receiving a written notice or request to do so from CDI, CDI shall have the right and option to take whatever action it deems appropriate and retain all recoveries, and DMD agrees to permit joinder of DMD in any legal action at the request of CDI for purposes of jurisdiction or obtaining complete relief, all at CDI's expense.


XI.       GENERAL PROVISIONS

          11.1 This Agreement represents the entire understanding of the parties. No modification, amendment or waiver shall be binding without the written consent of the parties.

          11.2 If any provision of this Agreement shall for any reason be adjudged by any tribunal to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

          11.3 This shall not be assigned by DMD without the express written consent of CDI except in the case of a transaction under the terms of which, substantially all of the assets of DMD are being transferred.

          11.4 This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute the same Agreement.


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Date:             October 2, 1998
                  CHRYSALIS DENTAL, INC.

                  /S/ ALAN H. ANDERSON
                  --------------------------
                  ALAN H. ANDERSON, DDS
                  President

                  DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                  /S/ STEPHEN F. ROSS
                  ---------------------------
                  STEPHEN F. ROSS
                  Chief Financial Officer